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                                                                EXHIBIT 10.22.4

                            FOURTH AMENDMENT TO LOAN
                             AND SECURITY AGREEMENT

     THIS FOURTH AMENDMENT TO LOAN AND SECURITY AGREEMENT (the "Amendment"), is made as of April 11, 1996, by and between VANS, INC. ("Borrower"), and BANK OF THE WEST ("Bank"), and is entered into with respect to the Loan and Security Agreement, dated as of July 1, 1995, by and between Borrower and Bank, as amended by the First Amendment to Loan and Security Agreement, dated as of August 25, 1995, by and between Borrower and Bank, by the Second Amendment to Loan and Security Agreement, dated as of November 9, 1995, by and between Borrower and Bank and by the Third Amendment to Loan and Security Agreement, dated as of March 29, 1996, by and between Borrower and Bank (the "Agreement").

                                    RECITALS

     WHEREAS, Borrower has requested that (i) Bank increase the maximum Advance Percentage to eighty percent (80%), and (ii) Bank extend to Borrower a temporary overadvance facility in the aggregate principal amount of Three Million Dollars ($3,000,000);

     WHEREAS, Bank is willing to agree to the requests, on the terms set forth herein, provided that (i) Borrower pays Bank an accommodation fee of Twenty Thousand Dollars ($20,000), and (ii) Borrower waives all causes of action that it may have against Bank, as provided herein; and

     WHEREAS, Borrower is willing to pay the accommodation fee and to waive the causes of actions described herein, in return for Bank's agreement to the requests;

     NOW, THEREFORE, IT IS AGREED THAT:

     1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

     2.  Amendments.  The Agreement is hereby amended as follows:

          (a) The definition of "Advance Percentage" in Section 1.1 is amended to read as follows:

               "Advance Percentage" means as of any date the percentage obtained by deducting from ninety-five percent (95%) the sum obtained by multiplying Dilution, as determined by the most recent audit of Accounts conducted by Bank in accordance with Section 6.3 hereof, by two (2); provided, however, that the Advance Percentage may not at any time, without Bank's consent, given in its sole discretion, exceed eighty percent (80%). The Advance Percentage as of April 11, 1996, is eighty percent (80%).

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                (b) Section 2.3 is amended to read as follows:

        2.3 Repayment of Overadvance. If, at any time and for any reason, the outstanding Advances plus (i) the sum of the aggregate undrawn face amount of the Letters of Credit, (ii) the drawn but unreimbursed Letters of Credit and
(iii) the outstanding Permitted, Overadvances (as defined in Section 2.14), exceed the lesser of (A) Ten Million Dollars ($10,000,000) or (B) the sum of
(i) the Borrowing Base, less the sum of the Reserves, and (ii) the then Permitted Overadvances Limit (as defined in Section 2.14), Borrower shall, upon telephonic or other notice from Bank, pay to Bank, in cash, the amount of such excess, and prior to such repayment such over advances shall bear interest at the per annum rate of the Prime Rate plus two percent (2%).

                (c) Section 2.13 is amended to read as follows:

        2.13 Termination. Subject to the terms of this section, Borrower may, at any time, on ten (10) days' written notice prior to the end of any month, prepay in full the Advances and terminate this Agreement by paying to Bank, in cash or by a wire transfer of immediately available funds, the Obligations. If any Letters of Credit are outstanding on the effective date of termination, Borrower shall deliver to Bank cash collateral in an amount equal to the aggregate undrawn face amount of such Letters of Credit plus the projected amount of all fees associated therewith. Borrower and Bank acknowledge and agree that, as a direct and proximate result of the prepayment and termination of this Agreement under any circumstances (including, but not limited to, termination by Bank after the occurrence of an Event of Default), Bank will suffer a loss in an amount which is difficult to calculate and determine with certainty and, therefore, as a result of Borrower's and Bank's reasonable endeavor to ascertain and agree in advance as to the amount necessary to compensate Bank for such loss, Borrower agrees to pay to Bank, in cash or by wire transfer of immediately available funds, in addition to the other Obligations, a termination fee equal to the percentage indicated below of the average Daily Balances, including the Permitted Overadvances balances, during the one hundred eighty (180) day period preceding the termination date:

                If Termination Date Is:                        Percentage
                -----------------------                        ----------
                On or after Closing Date
                but before the first anniversary
                of Closing Date                                    3%

                On or after first anniversary of
                Closing Date but before the
                second anniversary
                of Closing Date                                    1%




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                (d)     A new Section 2.14 is added which reads as follows:

        2.14    Permitted Overadvances Facility.

                (a) Permitted Overadvances Requests. Subject to the terms and provisions hereof, including, without limitation, that no Event of Default or Potential Default has occurred and is continuing, upon Borrower's request, made at any time and from time to time during the Permitted Overadvances Term (as defined herein), Bank shall make advances under this Section 2.14 (such advances are herein defined as the "Permitted Overadvances" and the facility pursuant to which they are made is herein defined as the "Permitted Overadvances Facility"); provided, however, that in no event shall Bank be obligated to make a Permitted Overadvance whenever the aggregate amount of the Permitted Overadvances made and requested exceeds or would exceed the then Permitted Overadvances Limit (as defined herein). Permitted Overadvances shall not be deemed Advances under the Revolving Facility.

                Whenever Borrower desires a Permitted Overadvance, it shall notify Bank by facsimile transmission or telephone no later than 3:00 p.m. California time, on the Business Day that the Permitted Overadvance is to be made. Each such notification shall be promptly confirmed by a Payment/Permitted Overadvance Form in substantially the form of Exhibit A-1 hereto (the "Overadvance Borrowing Certificate"). Bank is authorized to make Permitted Overadvances hereunder, based upon instructions received from a Responsible Officer, or without instructions if in Bank's discretion such Permitted Overadvances are necessary to meet Obligations which have become due and remain unpaid. Bank shall be entitled to rely on any telephonic notice given by a person who Bank reasonably believes to be a Responsible Officer, and Borrower shall indemnify and hold Bank harmless for any damages or loss suffered by Bank as a result of such reliance. Bank shall credit the amount of Permitted Overadvances made under this Section 2.14 to Borrower's deposit account.

                (b) Conditions Precedent to Permitted Overadvances. Bank's obligation to make each Permitted Overadvance is further subject to the following conditions:

                        (i) timely receipt by Bank of the Overadvance Borrowing Certificate as provided in subsection (a); and

                        (ii)    the representations and warranties contained in
Section 5 shall be true and correct in all material respects on and as of the date of such Overadvance Borrowing Certificate and on the effective date of each Permitted Overadvance as though made at and as of each such date, Bank shall have timely received the statements, reports and certificates specified in Section 6.3, and no Event of Default or Potential Default shall have occurred and be continuing, or would exist immediately after giving effect to such Permitted Overadvance. The making of each Permitted Overadvance shall be deemed to be a representation and warranty by

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Borrower on the date of such Permitted Overadvance as to the accuracy of the facts referred to in this Section 2.14(b)(ii).

        (b) Interest. All Permitted Overadvances shall bear interest, on the average Daily Balance attributable to the Permitted Overadvances, at a rate equal to the Prime Rate; provided however, that during the occurrence of an Event of Default interest shall accrue thereon at the rate specified in Section 2.4(b) hereof. Interest payments with respect to the Permitted Overadvances shall be made as provided in, and shall be subject to the provisions set forth in, Section 2.4(c). If the Prime Rate is changed from time to time hereafter, the Prime Rate hereunder with respect to the Permitted Overadvances outstanding shall be increased or decreased effective as of 12:01 a.m. on the day the Prime Rate is changed, by an amount equal to such change in the Prime Rate. All interest chargeable hereunder with respect to the Permitted Overadvances shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.

        (c) Term of Facility. The term of the Permitted Overadvances Facility (the "Permitted Overadvances Term") shall commence on April __, 1996, and terminate on the earlier to occur of (i) July 1, 1996, or (ii) the closing of a bona fide sale by Borrower of any of its equity securities to one or more Persons (excluding sales made to directors, officers, employees and agents pursuant to stock option plans or other compensation arrangements). Upon the expiration of the Permitted Overadvances Term, Borrower shall immediately pay in cash or by wire transfer all amounts outstanding under the Permitted Overadvances Facility.

        (d) Permitted Overadvances Limit. At any time during the Permitted Overadvances Term, the aggregate principal amount of the Permitted Overadvances may not exceed the limit (the "Permitted Overadvances Limit") set forth below:


       Time Period                              Permitted Overadvances Limit
       -----------                              ----------------------------

April __, 1996 through June 6, 1996                     $3,000,000

June 7, 1996 through June 13, 1996                      $2,250,000

June 14, 1996 through June 20, 1996                     $1,500,000

June 21, 1996 through July 1, 1996                      $  750,000


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The foregoing notwithstanding, at no time during the Permitted Overadvances
Term shall the aggregate amount of the Advances and Permitted Overadvances outstanding exceed Ten Million Dollars ($10,000,000).

        3. Conditions Precedent. This Amendment shall not take effect unless and until all of the following conditions precedent are satisfied:

            (a) Execution and Delivery. It is executed by Borrower and accepted and executed by Bank;

            (b) No Event of Default. No Event of Default shall exist and no event shall have occurred or condition exist which, with the passage of time, the giving of notice, or both, would constitute an Event of Default and the execution, delivery and performance of this Amendment by the parties hereto shall not cause an Event of Default to occur or an event to occur or a condition to exist which, with the passage of time, the giving of notice, or both, would constitute an Event of Default; and

            (c) Accommodation Fee Payment. Borrower has paid Bank, in cash, a fee of Twenty Thousand Dollars ($20,000)(the "Accommodation Fee") in consideration for Bank's agreement, to enter into this Amendment. The Accommodation Fee shall be fully earned and non-refundable and shall not be applied to any of the expenses for which Borrower is obligated to reimburse Bank under the Agreement.

        4. Continued Validity of Agreement. Except as amended by this Amendment, the Agreement shall continue in full force and effect as originally constituted and is ratified and affirmed by the parties hereto.

        5. Authorization. Each party represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such party to this Amendment and that such individual is authorized to execute this Amendment by or on behalf of such party and to take all action required by the terms of this Amendment.

        6. Amendment Expenses. All expenses, including, but not limited to, reasonable attorneys' fees, incurred by Bank in the preparation and implementation of this Amendment constitute Bank Expenses and as such are payable by Borrower.

        7.  Waiver of Claims.

            (a) Borrower hereby releases and forever discharges Bank and Bank's directors, officers, employees and agents, from all actions, and causes of action, judgments, executions, suits, debts, claims, demands, liabilities, counterclaims and offsets of every character, known or unknown, direct and/or indirect, at law or in equity, of whatever kind of nature which have arisen or accrued through the date of this

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Amendment and in any way directly or indirectly arising out of or in any way connected with the Loan Documents and the Revolving Facility through such date.

                (b) Borrower hereby waives all rights which it may have under the provisions of California Civil Code Section 1542, which reads as follows:

                A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

        8. Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire Amendment.

        9. No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction, and, except as otherwise provided herein, the Agreement shall remain in full force and effect.

        10. Construction of Amendment. Neither this Amendment nor any uncertainty or ambiguity herein shall be construed or resolved against Bank on the basis that this Amendment was drafted by Bank. On the contrary, this Amendment has been negotiated and reviewed by both parties and shall be construed and interpreted according to the ordinary meaning of the words used so as to fairly accomplish the purposes and intentions of the parties hereto.

        11. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

        12. Entire Agreement. This Amendment constitutes the entire agreement between Borrower and Bank with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter. Borrower acknowledges and agrees that Bank has not made any representation, warranty or covenant in connection with this Amendment.

        13. Counterparts. This Amendment may be executed in any number of counterparts, and by Bank and Borrower in separate counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.


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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first set forth above.

                                       "BORROWER"

                                       VANS, INC.

                                       By: /s/ Craig E. Gosselin
                                           -------------------------------------
                                       Title: Vice President and General Counsel
                                              ----------------------------------

                                       "BANK"

                                       BANK OF THE WEST

                                       By:
                                           -------------------------------------
                                           Dale J. Kobsar
                                           Regional Vice President



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        IN WITNESS WHEREOF, the parties hereto have executed and delivered this
Amendment as of the date first set forth above.

                                       "BORROWER"

                                       VANS, INC.

                                       By:
                                           -------------------------------------
                                       Title:
                                              ----------------------------------

                                       "BANK"

                                       BANK OF THE WEST

                                       By: /s/ Dale J. Kobsar
                                           -------------------------------------
                                           Dale J. Kobsar
                                           Regional Vice President



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             LOAN PAYMENT/PERMITTED ADVANCE TELEPHONE REQUEST FORM

         DEADLINE FOR SAME DAY PROCESSING IS 3:00 P.M., CALIFORNIA TIME


TO: CENTRAL CLIENT SERVICE DIVISION                  DATE: ____________________

FAX#: _______________                                TIME: ____________________


FROM: _________________________________________________________________________
                             CLIENT NAME (BORROWER)

REQUESTED BY: _________________________________________________________________
                            AUTHORIZED SIGNER'S NAME

AUTHORIZED SIGNATURE: _________________________________________________________

PHONE NUMBER: _________________________________________________________________

FROM ACCOUNT # _______________________     TO ACCOUNT # _______________________

REQUESTED TRANSACTION TYPE                      REQUESTED DOLLAR AMOUNT
- --------------------------                      -----------------------

PRINCIPAL INCREASE (ADVANCE)               $___________________________________
PRINCIPAL PAYMENT (ONLY)                   $___________________________________
INTEREST PAYMENT (ONLY)                    $___________________________________
PRINCIPAL AND INTEREST (PAYMENT)           $___________________________________

OTHER INSTRUCTIONS: ___________________________________________________________

_______________________________________________________________________________

        All representations and warranties of Borrower stated in the Loan Agreement are true, correct and complete as of the date of the telephone request for an Advance confirmed by this Borrowing Certificate; provided however, that those representations and warranties expressly referring to another date shall be true, correct and complete in all material respects as of such date.



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                                 BANK USE ONLY

TELEPHONE REQUEST:

The following person is authorized to request the loan payment transfer/loan advance on the advance designated account and is known to me.


- ---------------------------------------------------     ------------------------
           Authorized Officer                                   Phone #

- ---------------------------------------------------     ------------------------
           Received By (Bank)                                   Phone #


            -------------------------------------------------------
                          Authorized Signature (Bank)






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